Exhibit 99.1

XPO Logistics Completes Previously Announced Private Offering of Senior Notes

GREENWICH, Conn. - February 13, 2015 - XPO Logistics, Inc. (“XPO” or the “Company”) (NYSE:  XPO) today announced that it had closed its sale of $400 million aggregate principal amount of 7.875% senior notes due 2019 (the “Notes”) in connection with its previously announced private offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued as an add-on to the Company’s existing 7.875% senior notes issued in August 2014.  The Company received gross proceeds from the offering of $416 million, equating to a yield to maturity of 6.836%, and intends to use the net proceeds for general corporate purposes that may include future acquisitions.
The Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, and outside the United States, only to non-U.S. investors pursuant to Regulation S.  The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
The Notes are guaranteed by each of XPO’s direct and indirect wholly owned restricted subsidiaries (other than certain excluded subsidiaries) that are obligors under, or guarantee obligations under, XPO’s existing credit agreement (or certain replacements thereof) or guarantee certain capital markets indebtedness of XPO or any guarantor of the Notes. The Notes and the guarantees thereof will be unsecured, unsubordinated indebtedness of XPO and the guarantors.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About XPO Logistics, Inc.
XPO Logistics, Inc. (NYSE: XPO) facilitates more than 37,000 deliveries a day as one of the fastest growing providers of transportation logistics services in North America. XPO is the third largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last mile logistics for heavy goods, the largest manager of expedited shipments, and a leading provider of highly engineered, technology-enabled contract logistics. Additionally, the company has growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage.

XPO has 201 locations and approximately 11,500 employees. Its four business segments – freight brokerage, contract logistics, expedited transportation and freight forwarding – utilize relationships with ground, rail, sea and air carriers and other suppliers to serve over 15,000 customers in the manufacturing, retail, industrial, technology, aerospace, commercial, life sciences and governmental sectors. The company has more than 4,900 trucks under contract to its drayage, expedited and last mile subsidiaries, and has access to additional capacity through its relationships with over 28,000 other carriers. For more information: www.xpo.com

Forward-looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisitions, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:
XPO Logistics, Inc.
Tavio Headley, +1-203-930-1602
tavio.headley@xpo.com
Media Contact:
Brunswick Group
Darren McDermott, +1-212-333-3810